As filed with the Securities and Exchange Commission on March 31, 2004	Registration No. 333-90848

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BSQUARE CORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1650880
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

3150 139th Avenue S.E., Suite 500
Bellevue, Washington 98005-4081
(Address of Principal Executive Offices) (Zip Code)

1999 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the plan)

Brian T. Crowley
President and Chief Executive Officer
3150 139th Avenue S.E., Suite 500
Bellevue, Washington 98005-4081
(Name and address of agent for service)

(425) 519-5900
(Telephone number, including area code, of agent for service)

Copies to:

Mark F. Worthington, Esq.
Summit Law Group, PLLC
315 Fifth Avenue South, Suite 1000
Seattle, Washington 98104

DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES

DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 20, 2002 (File No. 333-90848), which incorporated by reference the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 20, 1999 (File No. 333-89333; together with File No. 333-90848, the “Registration Statement”) of BSQUARE Corporation (the “Company”) pertaining to a total of 2,500,000 shares of the Company’s common stock, no par value (“Common Stock”), authorized for issuance under the Company’s Employee Stock Purchase Plan (the “ESPP”). The Company has subsequently terminated the ESPP.

     As a result of the termination of the ESPP, the offering of Common Stock under the ESPP pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 1,618,015 shares of Common Stock registered but unsold under the ESPP pursuant to the Registration Statement. This Amendment shall not affect the remaining shares of Common Stock registered pursuant to the Registration Statement, and the effectiveness of the Registration Statement as to such shares (including, but not limited to, the shares of Common Stock issued under the ESPP and issued or issuable under the Company’s Amended and Restated Stock Option Plan) shall continue unaffected by this Amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 30th day of March, 2004.

BSQUARE CORPORATION (Registrant)
By:	/s/ Brian T. Crowley
Brian T. Crowley
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated below on the 30th day of March, 2004.

SIGNATURE	TITLE

/s/ Brian T. Crowley	President, Chief Executive Officer and Director (Principal Executive Officer)
Brian T. Crowley

/s/ Scott C. Mahan	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
Scott C. Mahan

/s/ Donald B. Bibeault	Chairman of the Board of Directors
Donald B. Bibeault

/s/ Scot E. Land	Director
Scot E. Land

/s/ William L. Larson	Director
William L. Larson

/s/ Elwood D. Howse, Jr.	Director
Elwood D. Howse, Jr.

/s/ Elliott H. Jurgensen, Jr.	Director
Elliott H. Jurgensen, Jr.